                                                                    EXHIBIT 12.1


                                                    Hanover Compressor Company
                                        Computation of Ratio of Earnings to Fixed Charges
                                                 (Amounts in thousands of dollars)


                                                                                   Year Ended December 31,
                                                                1999       1998       1997       1996       1995       1994
Earnings:
Pretax income from continuing operations.....................   $63,586     $49,636   $29,417    $17,225    $9,112     $6,978

Add:
Interest on indebtedness and amortization of debt
 expense and discount........................................    30,876      17,889    10,728      6,594     4,560      2,027
Interest component of rent expense...........................       396         137       113        132       100         60
Equity in losses of joint ventures...........................         -         137       342          -         -          -
                                                                -------------------------------------------------------------
  Earnings as adjusted.......................................    94,858      67,799    40,600     23,951    13,772      9,065
                                                                -------------------------------------------------------------
Fixed charges:
Interest on indebtedness and amortization of debt expense
 and discount................................................    30,876      17,889    10,728      6,594     4,560      2,027
Interest component of rent expense...........................       396         137       113        132       100         60
                                                                -------------------------------------------------------------
 Fixed charges...............................................    31,272      18,026    10,841      6,726     4,660      2,087
                                                                -------------------------------------------------------------
Ratio of earnings to fixed charges...........................      3.03        3.76      3.75       3.56      2.96       4.34
                                                                =============================================================


                                                    Hanover Compressor Company
                        Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
                                                 (Amounts in thousands of dollars)


                                                                                   Year Ended December 31,
                                                                1999       1998       1997       1996       1995       1994
Earnings:
Pretax income from continuing operations.....................   $63,586     $49,636   $29,417    $17,225    $9,112     $6,978

Add:
Interest on indebtedness and amortization of debt
 expense and discount........................................    30,876      17,889    10,728      6,594     4,560      2,027
Interest component of rent expense...........................       396         137       113        132       100         60
Equity in losses of joint ventures...........................         -         137       342          -         -          -
                                                                -------------------------------------------------------------
  Earnings as adjusted.......................................    94,858      67,799    40,600     23,951    13,772      9,065
                                                                -------------------------------------------------------------
Fixed charges:
Interest on indebtedness and amortization of debt expense
 and discount................................................    30,876      17,889    10,728      6,594     4,560      2,027
Interest component of rent expense...........................       396         137       113        132       100         60
Preferred dividend requirements..............................         -           -         -     11,560     2,167          _
                                                                -------------------------------------------------------------
 Fixed charges and preferred dividends.......................    31,272      18,026    10,841     18,286     6,827      2,087
                                                                -------------------------------------------------------------
Ratio of earnings to fixed charges...........................      3.03        3.76      3.75       1.31      2.02       4.34
                                                                =============================================================